Contract of Employment

Australian Boutique Spirits Pty Ltd ACN 625 701 420 (**Company**)

and

Tianyi Eric Yu (**Employee**)

Please insert address 19 Inglebar Avenue.
Allambie Heights.
NSW 2000
Australia

e.y.

lewis king blumberg

Suite 9.02A Level 9
135 King Street
Sydney NSW 2000

Tel: (02) 8257 3444
Fax: (02) 8257 3495

www.lewiskingblumberg.com.au

Contents

Details **4**

Terms **5**

1. Defined Terms and Interpretation **5**

1.1 Definitions 5
1.2 Interpretation 5
1.3 Entire Agreement 6

2. Engagement **6**

2.1 Appointment 6
2.2 Location 6
2.3 Hours of Work 6

3. Term **6**

4. Duties **6**

4.1 Employee to serve Company 6
4.2 Policies and Procedures 7
4.3 Duty to Report 7
4.4 Exclusive Engagement 7

5. Remuneration **8**

5.1 Remuneration Package 8
5.2 Review 8

6. Equipment and expenses **8**

7. Leave **8**

7.1 Annual Leave 8
7.2 Personal/Carers Leave 8
7.3 Public Holidays 9
7.4 Long Service Leave 9
7.5 Parental Leave 9
7.6 Compassionate Leave 9
7.7 Community Service Leave 9

8. Confidential Information and Intellectual Property **10**

8.1 Confidential Information 10
8.2 Acknowledgements of Employee 10
8.3 Intellectual property 10
8.4 Survival of obligations 11

9. Non Competition **11**

9.1 During the Employment 11
9.2 Restrictive covenants 11
9.3 Acknowledgements by the Employee 12
9.4 Survival of obligations 13

10. Termination **13**

10.1 Termination for cause 13
10.2 Termination without cause 14

11. Consequences of any Termination **14**

11.1 Deliver up all property 14
11.2 No representations or disparagement 14

12. No assignment **15**

13. Severability **15**

14. Variation **15**

15. Governing law 15
16. Notices 15
17. Entire Document 16
18. Waiver 16
Signing page 17
Schedule 1 18
Schedule 2 Position Description .... Error! Bookmark not defined.

Details

Date 01/07/2018

Parties

Name	Australian Boutique Spirits Pty Ltd
ACN	625 701 420
Description	**Company**
Notice details	29 Anvil Road, Seven Hills NSW

Name	**Tianyi Eric Yu**
Description	**Chief Financial Officer (CFO)**
Notice details	19 Inglebar Avenue. Allambie Heights. NSW 2100 tianyi.e.yu@gmail.com.

ey.

Terms

1. Defined Terms and Interpretation

1.1 Definitions

In this Agreement, the following terms have the following meaning:

Act means the *Fair Work Act 2009* (Cth) and its associated regulations.

Business Day means a day that is not a Saturday, Sunday or any other day which is a public holiday or bank holiday in the State of New South Wales.

Bitters means the category of cocktail bitters, predominantly used in Australia as an ingredient in a mixed drink commonly known as Lemon Lime & Bitters. The company produces a leading brand named Australian Bitters company which is in a market leading position in Australia.

Company means Australian Boutique Spirits Pty Ltd (ACN 137 519 307) and includes its related bodies corporate as well as the Company's associated and affiliated entities;

Confidential Information means any information of the Company which is not in the public domain which:

(a) has already come or comes to the Employee's attention in the course of the employment; or

(b) is generated by the Employee in the course of performing the Employee's obligations,

and includes but not limited to, trade secrets; computer hardware and software programs; business, financial and accounting information; customer and suppliers and names; correspondence, negotiations and/or contracts with customers and suppliers or proposed customers and suppliers; consultant revenue; client revenue, client details and Company business cards; together with any other information or material that the Company in the future may indicate as confidential or which may be confidential;

Employment means the employment of the Employee;

Intellectual Property means intellectual property of any kind including patents, copyright material; inventions; designs; marks (whether trade or service marks) and logos; processes and know how; software circuits, layouts and codes and whether registrable or not;

Position means the role and responsibilities of the Employee during the Employment as set out at Schedule 2;

Restraint Period means a period of 5 years from the Termination Date;

Restraint Territory means the Commonwealth of Australia;

Termination Date means the last day of the Employee's employment with the Company; and

Term means the period of time the Employee remains in Employment under the terms of this Agreement.

1.2 Interpretation

In this Agreement:

(a) headings do not affect interpretation;

(b) singular includes plural and plural includes singular;

(c) words of one gender include any gender;

(d) reference to a person includes a corporation, joint venture, association, government body, Company and any other entity;

(e) reference to a party includes that party's personal representatives, successors and permitted assigns;

(f) a provision must not be construed against a party only because that party prepared it;

(g) a reference to an agreement, policy procedure or code is a reference to an agreement, policy, procedure or code as amended from time to time; and

(h) terms and expressions given a meaning in the *Corporations Act 2001* (Cth) have the same meaning when used in this Agreement.

1.3 Entire Agreement

(a) This Agreement including any schedules constitutes the entire Agreement between the Employee and the Company with respect to the terms of the Employment.

(b) However, nothing in clause 1.3(a) affects continuity of service for the purpose of calculating accrued entitlements of the Employee to leave or other benefits calculated by reference to length of service.

2. Engagement

2.1 Appointment

(a) The Company has employed the Employee from **30th July 2021** and the Employee is now employed in the full time Position of **CFO**. The Position is defined at Schedule 2.

(b) The Employee will continue his employment with the Company on the terms set out in this Agreement.

2.2 Location

The appointment of the Employee is made and accepted on the basis that the Employee will:

(a) be based at 29 Anvil Road, Seven Hills, in the State New South Wales (the **Principal Address**); and

(b) from time to time, the Employee may be required to perform work at places other than the Principal Address.

2.3 Hours of Work

(a) **The Employee will be required to work 38 hours per week between the hours of 8:30 am – 4:30 pm during Monday to Friday (can be negotiated with the company).**

(b) The Employee may be required to work reasonable additional hours as are required to discharge the Employee's duties, consistent with the Company's operational requirements.

3. Term

The Employment starts on the date set out in Item 1 of Schedule 1, and continues unless terminated in accordance with the termination clauses of this Agreement.

4. Duties

4.1 Employee to serve Company

During the Term, the Employee will (without limitation):

(a) exercise powers and perform duties consistent with the Position;

(b) in addition, exercise any powers that are vested in or assigned to the Employee from time to time by the Company;

(c) comply with the Policy Documents (as defined in clause 4.2 below);

(d) faithfully and diligently serve the Company;

(e) not unlawfully discriminate against or sexually harass any person;

(f) use the Employee's best endeavours to promote the Company's business and affairs in a manner consistent with law and the Company's policies and code of conduct;

(g) unless absent on leave allowed under this Agreement, devote the whole of the Employee's time, skill and attention during normal working hours (and other times as reasonably necessary) to the business and affairs of the Company;

(h) promote the interests, and enhance the reputation of the Company; and

(i) will at no time intentionally do anything which directly or indirectly may impair or be likely to impair the good name and reputation of the Company.

4.2 Policies and Procedures

(a) The Company will from time to time introduce policies and procedures (the **Policy Documents**).

(b) The Company may amend the Policy Documents from time to time.

(c) The Employee agrees that he has been provided with the Policy Documents, has read and understood the Policy Documents, agrees to comply with the Policy Documents and will encourage other employees and/or contractors of the Company to do likewise. The Policy Documents are not incorporated into this Agreement and the provisions of the Policy Documents are not considered terms of this Agreement.

(d) The Employee acknowledges and accepts that any breach by the Employee of his/her obligations set out in the Policy Documents may result in disciplinary action, up to and including termination of Employment.

4.3 Duty to Report

The Employee will:

(a) report directly to the **CEO** of the Company, currently **Raj Beri.**

(b) provide prompt and full information from time to time regarding the conduct of the business by the Employee;

(c) comply with the lawful directions given to the Employee by the Company from time to time; and

(d) comply if required, with the Company's time recording or other administrative/inventory systems.

4.4 Exclusive Engagement

Without limiting the Employee's duties to the Company, the Employee must not during the Term:

(a) act in conflict with the Company's best interests; or

(b) compete with the Company.

5. Remuneration

5.1 Remuneration Package

(a) The Company will pay to the Employee, an annual remuneration package as set out in Item 2 of Schedule 1 to this Agreement. The remuneration package shall be inclusive of all benefits payable by the Company to or on behalf of the Employee including minimum superannuation contributions as agreed with the Company.

(b) The Employee's remuneration will be paid to the Employee on a monthly basis by direct debit to the Employee's nominated bank account.

5.2 Review

The Employee's remuneration package will be reviewed every completed 12 months with the first review taking place on or about **30th July 2022**. The Employee's remuneration may be reviewed upwards subject to performance and achieving key performance indicators, but the Company is under no obligation to increase the Employee's remuneration and any change to the Employee's remuneration is entirely within the discretion of the Company.

6. Equipment and expenses

(a) The Company will provide the Employee with computers and other equipment.

(b) Subject to any relevant policies and procedures, the Company will reimburse the Employee for all reasonable travelling, accommodation and general expenses incurred by the Employee in exercising powers and performing duties in accordance with this Agreement in respect of the business and affairs of the Company.

(c) The Employee must provide documentary evidence to the Company of the expenses incurred in accordance with the relevant policy and as otherwise reasonably required by the Company.

7. Leave

7.1 Annual Leave

(a) The Employee is entitled to paid annual leave of 20 days per year for each completed year of continuous service, which accrues on a pro rata and cumulative basis.

(b) Leave may be taken at any time subject to the approval of the Company.

(c) The Company may direct the Employee to take a period of annual leave. In the event the Employee is required to take annual leave, the Company will provide the Employee with 4 week's notice in writing. This may occur in situations including (but not limited to):

  (1) where the Employee has accrued an excessive amount of leave;

  (2) when an area of business is being shut down for a period of time (for example Christmas/New Year period); or

  (3) where it is reasonable to request the Employee to do so.

(d) Employees are entitled to cash out annual leave in accordance with the provisions of the Act.

7.2 Personal/Carers Leave

(a) The Employee is entitled to 10 days' paid personal/carer's leave (which includes sick leave) for each completed year of continuous service, which accrues on a pro rata and cumulative basis.

(b) The Employee must produce a medical certificate or similar documentary evidence in respect of any absence of two or more days, or if personal/carer's leave is taken on a Monday or Friday. The Company may require the Employee to be examined by a medical practitioner nominated by the Company, if there are reasonable grounds for doing so.

(c) The Employee will not be entitled at any time, including on termination of the Employment for any reason, to receive payment in lieu of any accrued but untaken personal/carer's leave.

7.3 Public Holidays

(a) The Employee is entitled to be absent from work on a day or part-day that is a public holiday as defined in the Act. The Company may request the Employee to work on a public holiday if the request is reasonable.

(b) The Company will pay the Employee who is absent from Employment on a day or part-day that is a public holiday, at the Employee's base rate of pay for the Employee's ordinary hours of work on the day or part-day that is deemed a public holiday.

7.4 Long Service Leave

The Employee is entitled to Long Service Leave in accordance with the relevant State legislation.

7.5 Parental Leave

Parental leave shall be provided in accordance with the relevant legislation.

7.6 Compassionate Leave

The Employee may take up to 2 days per occasion as compassionate leave in accordance with the Act. Compassionate leave is paid leave taken by the Employee:

(a) for the purposes of spending time with a person who:

(1) is a member of the Employee's immediate family or a member of the Employee's household; and

(2) contracts or develops a personal illness, or injury, that poses a serious threat to his or her life; or

(3) sustains a personal injury that poses a serious threat to his or her life; or

(b) after the death of a member of the Employee's immediate family or a member of the Employee's household.

7.7 Community Service Leave

(a) The Employee is entitled to community service leave when engaged in an eligible community service activity and accordingly is entitled to be absent from work for the period.

(b) Eligible community service activity means:

(1) jury service (including attendance for jury selection) that is required by or under a law of the Commonwealth of Australia and/or the State of New South Wales;

(2) a voluntary emergency management activity; or

(3) an activity prescribed by law from time to time.

8. Confidential Information and Intellectual Property

8.1 Confidential Information

The Employee will keep the Confidential Information confidential except to the extent disclosure is made by the Employee:

(a) in the ordinary and proper course of the Employment;

(b) as required by law; or

(c) with the written consent of the Company.

8.2 Acknowledgements of Employee

The Employee acknowledges and agrees that:

(a) the Employee will become possessed of Confidential Information;

(b) disclosure of such Confidential Information may diminish the value of the information and could materially harm the Company;

(c) the restrictions in this clause 8 are reasonable in all the circumstances and necessary to protect the goodwill of the Company; and

(d) the remedy of damages may be inadequate to protect the interests of the Company and the Company is entitled to seek and obtain injunctive relief or any other relief.

8.3 Intellectual property

(a) All Intellectual Property created, developed or generated by the Employee:

(1) whether alone or with others (including the Company's other employees, contractors or agents) for the use of the Company;

(2) without limiting the generality of subparagraph 8.3(a)(1), during work hours, on the Company's premises or using the Company's resources (including Confidential Information);

(3) without limiting the generality of subparagraphs 8.3(a)(1) and (2), in the course of the Employee's employment,

will vest in the Company upon creation and the Employee will have no claim to or interest of any nature in such Intellectual Property.

(b) Without limiting the generality of clause 8.3(a), the Employee presently assigns to the Company all existing and future rights in all Intellectual Property.

(c) The assignment in clause 8.3(b) is:

(1) without restriction as to use or territory;

(2) in perpetuity; and

(3) effective without any further payment to the Employee, whether by way of royalty or otherwise, in consideration for the assignment.

(d) The Employee must do all things:

(1) necessary to give effect to the assignment in clause 8.3(b), including executing any further document required by the Company; and

(2) reasonably requested by the Company to enable the Company to assure further the rights assigned pursuant to clauses 8.3(a) and 8.3(b).

(e) To the full extent permitted under Part IX of the *Copyright Act 1968* (Cth), the Employee:

(1) voluntarily and unconditionally consents to all or any acts or omissions by the Company, or persons authorised by the Company, concerning any and all Works made or to be made by the Employee (whether before or after this consent is given) in the course of the Employee's employment which would otherwise infringe the Employee's Moral Rights;

(2) waives any and all existing and future Moral Rights in the Works; and

(3) acknowledges that he has given this consent:

(4) voluntarily; and

(5) without reliance on any statement or representation made by the Company, or anyone acting on our behalf.

(f) For the purpose of this clause, **Works** and **Moral Rights** have the meanings given to them in the *Copyright Act 1968* (Cth).

8.4 Survival of obligations

The Employee's obligations under this clause 8 survive the termination of this Agreement.

9. Non Competition

9.1 During the Employment

(a) During the Employment, the Employee will not directly or indirectly be interested or engaged in any other business or enterprise other than that of the Company.

(b) Clause 9.1(a) does not prohibit the Employee being interested or engaged in any:

(1) personal or family business, enterprise or vehicle which does not pose an actual or possible conflict of interest with the business or affairs of the Company; or

(2) any business, enterprise or vehicle to which the Company consents in writing.

9.2 Restrictive covenants

(a) Subject to clauses 9.2(c) and 9.2(d), the Employee will not, from the Termination Date and during the Restraint Period, directly or indirectly:

(1) within the Restraint Territory perform work or provide services in any capacity (including as employee, independent contractor, consultant, principal, agent, director, joint venture, partner, trustee, beneficiary) or provide assistance either paid or unpaid, directly or indirectly, for any person or entity that carries on business in competition with the Bitters portfolio of the business.

(2) induce or attempt to induce any person who is or has been within the 12 month preceding the Termination Date for whatever cause an employee of the Company, to leave his or her employment or to enter into employment or a contract to provide services of whatever nature with any other person, firm, company or organisation or employ or otherwise engage such person;

(3) solicit or attempt to solicit any person who was a client, customer or supplier of the Company during the period of 12 months ending on the Termination Date, to reduce their amount of business with the Company or to increase their amount of business with any competitor of the Company; or

(4) counsel, procure or otherwise assist any person to do any of the acts referred to in clauses 9.2(a)(1), (2) or (3).

(b) The restraint provided in clause 9.2(a)(1) does not prevent the Employee from holding no more than 5% of the shares in any listed public company.

(c) The parties separately enter into each of the covenants resulting from the combination of the areas and periods referred to clauses 9.2(a)(1), 9.2(c)(1) to and including 9.2(c)(15) and each of these covenants constitute a separate covenant imposed upon the Employee under this Agreement:

(1) the Restraint Territory and the Restraint Period;

(2) the Restraint Territory and 4 years;

(3) the Restraint Territory and 3 years;

(4) the Restraint Territory and 2 years;

(5) the Restraint Territory and 1 year;

(6) the State of New South Wales and Victoria and the Restraint Period;

(7) the State of New South Wales and Victoria and 4 years;

(8) the State of New South Wales and Victoria and 3 years;

(9) the State of New South Wales and Victoria and 2 years;

(10) the State of New South Wales and Victoria and 1 year;

(11) the State of New South Wales and the Restraint Period;

(12) the State of New South Wales and 4 years;

(13) the State of New South Wales and 3 years;

(14) the State of New South Wales and 2 years; and

(15) the State of New South Wales and 1 year.

(d) If any of the separate covenants referred to clauses 9.2(a)(1) and 9.2(c) are found to be void, invalid or otherwise unenforceable by a court of competent jurisdiction, then the Executive agrees that the court will be able consider the validity and enforceability of each separate restraint in the descending order set out in clause 9.2(c) until the court determines that a particular covenant is valid and enforceable in accordance with its terms. For the sake of clarity and to demonstrate the application of this clause 9.2(d), a court of competent jurisdiction in considering the validity and enforceability of the covenants referred to in clauses 9.2(a)(1) and 9.2(c) may declare the covenants in clause 9.2(a), 9.2(c)(1),(2),(3) and (4) to be invalid and unenforceable but determine that clause 9.2(c)(5) is valid and enforceable in accordance with its terms.

9.3 Acknowledgements by the Employee

The Employee acknowledges that:

(a) the restraints contained in this clause are reasonable and shall operate to the maximum extent;

(b) the Employee will obtain Confidential Information concerning the business and finances of the Company including trade secrets and processes;

(c) disclosure of Confidential Information could materially harm the Company;

(d) the covenants contained in this clause are reasonable and necessary for the protection of the legitimate business interests of the Company;

(e) the remedy of damages may be inadequate to protect the interests of the Company and the Company is entitled to seek and obtain injunctive relief or any other remedy in any Court; and

(f) consideration for the restrictive covenants contained in this clause is included in the Employee's remuneration package and any other benefits provided to the Employee pursuant to this Agreement.

9.4 Survival of obligations

The Employee's obligations under this clause 9 survive the termination of this Agreement.

10. Termination

10.1 Termination for cause

(a) The Company may terminate the Employment with immediate effect, if at any time:

(1) the Employee breaches this Agreement and the Company determines that breach to be material;

(2) the Company determines that the Employee:

(A) in the course of the Employment, has been dishonest or misleading or deceptive in the Employee's dealings with the Company, or any other person;

(B) in the course of the Employment, has or may have committed an act of fraud, insubordination, gross misconduct, gross negligence, or breach of duty;

(C) during the course of the Employment, uses alcohol or drugs in a manner that does or may impair the ability of the Employee to properly exercise the Employee's powers or perform the Employee's duties under this Agreement; or

(D) during the course of the Employment, has otherwise done, or omitted to do, anything that is or may be materially detrimental to, or that may reflect poorly on, the Employee, the Company or that does or may bring any of them into disrepute; and

(3) the Employee is charged with any civil or criminal offence that the Company, acting reasonably, determines brings or may bring the Employee, or the Company into disrepute.

(b) If the Employee is terminated for cause, the Company will not be obliged to pay the Employee any monies other than:

(1) any accrued salary which the Employee is entitled to on the termination date;

(2) any superannuation contributions due as at the termination date;

(3) any amount to which the Employee is entitled in lieu of unused annual leave; and

(4) any amount to which the Employee is entitled to for long service leave under the applicable legislation at the time of termination.

10.2 Termination without cause

(a) Either party may terminate the Employment at any time by giving to the other notice in writing for a period of not less than 4 weeks.

(b) During the notice period (where notice is given under clause 10.2(a)):

(1) the Company may elect to make a payment to the Employee in lieu of notice or the unexpired part of any notice period;

(2) the Company may require that the Employee not attend the Principal Address during part or all of this period;

(3) the Company will continue to pay the Employee's remuneration; and

(4) the Employee must continue to comply with the Employee's obligations under this Agreement.

(c) If the Employee is terminated in accordance with clause 10.2(a), the Company will:

(1) pay the Employee any accrued salary which the Employee is entitled to on the termination date;

(2) pay on behalf of the Employee any superannuation contributions due as at the termination date;

(3) pay the Employee any amount to which the Employee is entitled in lieu of unused annual leave; and

(4) pay the Employee any amount to which the Employee is entitled for long service leave under the applicable legislation at the time of termination.

11. Consequences of any Termination

11.1 Deliver up all property

(a) At the end of the Employment (including but not limited to termination under this Agreement), the Employee will promptly deliver to the Company all property of the Company including, without limitation:

(1) Confidential Information and Intellectual Property which is in the Employee's possession, custody or control (whether in physical or electronic format);

(2) computers, phones, and any other equipment of the Company; and

(3) keys, access cards, and pass/login codes and words.

(b) In respect of any property including but not limited to Confidential Information held in electronic formats, the Employee must:

(1) deliver the material to the Company in readable and common formats; and

(2) if the Company requests, allow or procure reasonable access by the Company to premises or property to undertake, or verify the undertaking of, destruction or erasing of all copies (whether in hard or electronic format).

(c) This clause 11.1 does not apply to documents and records which the Company acknowledges the Employee is entitled to keep.

11.2 No representations or disparagement

On and after the end of the Employment (including but limited to termination under this Agreement) , the Employee must not:

(a) represent himself as being in any way remaining connected with or interested in the business or affairs of the Company except for the purpose of resumes or career descriptions; or

(b) disparage the Company or any of its officers, employees, agents or contractors.

12. No assignment

This Agreement is personal to the Employee and may not be assigned by the Employee.

13. Severability

Any provision of this Agreement which is or becomes illegal, void, voidable or unenforceable will be ineffective to that extent without effecting or invalidating the remaining provisions of this Agreement.

14. Variation

This Agreement may only be varied by a written Agreement signed by the Company and the Employee.

15. Governing law

(a) This Agreement is governed by the laws of the State of New South Wales and the Commonwealth of Australia.

(b) The parties irrevocably submit to the non exclusive jurisdiction of the courts of New South Wales and the courts of appeal from those courts.

16. Notices

(a) A notice or other communication connected with this Agreement (**Notice**) has no legal effect unless it is in writing.

(b) In addition to any other method of service provided by law, the Notice may be:

  (1) sent by prepaid post to the address;

  (2) sent by facsimile to the facsimile number; or

  (3) delivered at the address,

  of the addressee as set out in the Parties section of this Agreement or subsequently notified.

(c) A Notice must be treated as given and received:

  (1) if sent by post, on the 2nd Business Day (at the address to which it is posted) after posting; or

  (2) if sent by facsimile before 5pm on a Business Day at the place of receipt, on the day it is sent and otherwise on the next Business Day at the place of receipt; or

  (3) if otherwise delivered before 5pm on a Business Day at the place of delivery, upon delivery and otherwise on the next Business Day at the place of delivery.

(d) Despite clause 16(c), a facsimile is not treated as given or received unless at the end of the transmission the sender's facsimile machine issues a report confirming the transmission of the number of pages in the Notice.

(e) A Notice sent or delivered in a manner provided by clause 16(a) must be treated as validly given to and received by the parties to which it is addressed even if:

(1) the addressee has been liquidated or deregistered or absent from the place at which the Notice is delivered or to which it is sent; or

(2) the Notice is returned unclaimed.

17. Entire Document

This constitutes the entire agreement between the Employee and the Company relating to the Employment. This Agreement supersedes all previous employment agreements, communications or representations, whether oral or written, with respect to the Employment.

18. Waiver

A failure or omission by the Company, at any time, to enforce or require strict or timely compliance with any provision of this Agreement will not affect or impair that provision in any way, or the rights of the Company to avail itself of the remedies it may have in respect of any breach of any provision of this Agreement.

Signing page

EXECUTED as an Agreement.

the Company

Executed by Australian Boutique Spirits Pty Ltd in accordance with Section 127 of the *Corporations Act 2001*

Signature of director

Sahil Beri

Name of director (print)

Signature of director/company secretary
(Please delete as applicable)

A.R. BERI

Name of director/company secretary (print)

the Employee

Signed sealed and **delivered** by Tianyi Yu
in the presence of

Signature of witness

Liangzhuo Hou

Name of witness (print)

Tianyi YU

[insert name of employee]

Signature Of Employee

Schedule 1

1. **Start Date: 30th July 2021**

2. **Remuneration Package:**

3. **Probation Period –3 months**

4. **Payments: Paid Monthly**

2. **Remuneration Package:**

2.1 Base (Salary): AUD **$180,000.00** per annum

2.2 Superannuation: Minimum under employer obligation

The Employee's superannuation payments will be:

(a) at the rate required under the *Superannuation Guarantee (Administration) Act* 1992 to avoid a statutory charge; and

(b) payable in each case into a 'Complying Superannuation Fund' fund for the purpose of the *Superannuation Industry (Supervision) Act* 1993.

2.3 ESOP

(a) Circa Value of AUD $100,000 for first year based on KPI

2.4 Bonus

(a) One off negotiable minimum AUD $50,000, upon a successful listing or exit event by way of an IPO, RTO, Merger or strategic sale

Position Description